Exhibit 99.1

PRESS RELEASE

For more information, contact:	FOR IMMEDIATE RELEASE
Wallace D. Ruiz, Chief Financial Officer
SRI/Surgical Express, Inc.
(813) 891-9550

SRI SURGICAL REPORTS

THIRD QUARTER 2007 FINANCIAL RESULTS

TAMPA, FL—Monday, November 5, 2007—SRI/Surgical Express, Inc. (Nasdaq: STRC), a leading provider of reusable and disposable surgical products and services for the healthcare industry, today announced financial results for the third quarter ended September 30, 2007.

For the third quarter of 2007, SRI Surgical reported total revenue of $23,151,000, an increase of $40,000 from the third quarter of 2006. Net loss for the third quarter of 2007 was $645,000 or $0.10 per basic and diluted common share compared to net loss of $239,000 or $0.04 per basic and diluted common share reported for the third quarter of 2006. For the first nine months of 2007, SRI Surgical reported total revenue of $70,245,000, an increase of $211,000 from the first nine months of 2006. Net loss for the first nine months of 2007 was $1,575,000 or $0.25 per basic and diluted common share compared to net loss of $1,319,000 or $0.21 per basic and diluted common share reported for the same period of 2006.

About SRI Surgical

SRI Surgical (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. SRI Surgical serves hospitals and surgery centers in 19 states from 10 reprocessing facilities, one disposable products facility, and four distribution centers located throughout the United States.

Forward-Looking Statements

The statements in this press release that are not historical, including statements regarding SRI Surgical’s beliefs, expectations, and strategies, constitute “forward looking statements” within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in SRI Surgical’s reports on Forms 10-Q, 10-K, and 8-K that the Company periodically files with the Securities and Exchange Commission. These factors include SRI Surgical’s sales process and market acceptance of its products and services, SRI Surgical’s capital needs, its dependence on significant customers and a significant supplier, risks of a new product offering, and the competitive healthcare marketplace. SRI Surgical does not undertake to update any forward-looking statements in this press release. Copies of SRI Surgical’s SEC filings, including its annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting SRI Surgical’s investor relations department at 813.891.9550 or at the Investors section of the SRI Surgical Website at www.srisurgical.com.

SRI/SURGICAL EXPRESS, INC.

Condensed Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$23,151	$23,111	$70,245	$70,034
Cost of revenues	18,606	17,780	54,731	53,610

Gross profit	4,545	5,331	15,514	16,424

Distribution expenses	1,554	1,464	4,695	4,553
Selling and administrative expenses	3,745	4,079	12,397	12,893

Loss from operations	(754)	(212)	(1,578)	(1,022)

Interest expense	331	340	1,067	914
Other income	(128)	—	(250)	—

Loss before income taxes	(957)	(552)	(2,395)	(1,936)

Income tax benefit	(312)	(313)	(820)	(617)

Net loss	$(645)	$(239)	$(1,575)	$(1,319)

Basic loss per common share	$(0.10)	$(0.04)	$(0.25)	$(0.21)

Weighted average common shares outstanding, basic	6,420	6,339	6,390	6,338

Diluted loss per common share	$(0.10)	$(0.04)	$(0.25)	$(0.21)

Weighted average common shares outstanding, diluted	6,420	6,339	6,390	6,338

SRI/SURGICAL EXPRESS, INC.

Condensed Balance Sheets

(In thousands)

	As of September 30, 2007	As of December 31, 2006
	(unaudited)
Cash and cash equivalents	$434	$283
Accounts receivable, net	12,785	11,390
Inventories, net	7,202	6,715
Prepaid expenses and other assets, net	3,506	2,641
Reusable surgical products, net	20,397	20,954
Property, plant and equipment, net	31,334	32,371

Total assets	$75,658	$74,354

Notes payable	$3,639	$2,497
Accounts payable	8,056	6,863
Accrued expenses	5,212	4,326
Mortgage payable	4,346	4,524
Bonds payable	7,225	7,720
Deferred tax liability, net	1,209	1,706

Total liabilities	29,687	27,636

Shareholders’ equity	45,971	46,718

Total liabilities and shareholders’ equity	$75,658	$74,354